UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 20, 2022
Date of Report (date of earliest event reported)

NIKE, Inc.
(Exact name of registrant as specified in its charter)

Oregon	1-10635	93-0584541
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

ONE BOWERMAN DRIVE
BEAVERTON, OR 97005-6453
(Address of principal executive offices and zip code)

(503) 671-6453
Registrant's telephone number, including area code

NO CHANGE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class B Common Stock	NKE	New York Stock Exchange
(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2022, the Board of Directors of NIKE, Inc. (the “Company”) appointed Mónica Gil and Robert Swan to serve as directors of the Company, effective immediately. Additionally, Ms. Gil has been appointed to serve as a member of the Compensation Committee, effective immediately, and Mr. Swan has been appointed to serve as a member of the Audit & Finance Committee, effective October 7, 2022.

Mónica Gil, 50, has been the Chief Administrative and Marketing Officer, NBCUniversal Telemundo Enterprises (“Telemundo”) for Comcast Corp. since 2020. Prior to her current role, Ms. Gil served as Chief Marketing Officer, Telemundo from 2018 until 2020, and as Executive Vice President, Telemundo, managing Communications and Corporate Affairs and Human Resources from 2017 until 2018. Prior to joining Telemundo, Ms. Gil served as Senior Vice President and General Manager, Multicultural Growth and Strategy of the Nielsen Company (“Nielsen”) from 2014 until 2017. She joined Nielsen in 2005 as Vice President, Communications and was subsequently promoted in 2009 to Senior Vice President, Public Affairs and Government Relations. Previously, Ms. Gil served as Senior Vice President for Greer, Margolis, Mitchell and Burns from 2004 until 2005 and as Director of Public Affairs and Community Outreach for Telemundo Communications Group, Inc., Los Angeles, from 2001 to 2004. Ms. Gil also serves on the board of directors of the National Women’s History Museum and Welcome Tech, Inc.

Robert Swan, 62, has been Operating Partner at Andreessen Horowitz since 2021. Prior to his current role, Mr. Swan served as the Chief Executive Officer and a member of the board of directors of Intel Corp. (“Intel”) from 2019 to 2021, as Interim Chief Executive Officer and Chief Financial Officer from 2018 until 2019, and as Chief Financial Officer from 2016 until 2019. Prior to joining Intel, Mr. Swan served as Operating Partner at General Atlantic LLC, a private equity firm, from 2015 to 2016. He served as Senior Vice President, Finance and Chief Financial Officer of eBay Inc. (“eBay”) from 2006 to 2015. Previously, Mr. Swan served as Chief Financial Officer of Electronic Data Systems Corporation, Chief Financial Officer of TRW Inc., as well as Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer of Webvan Group, Inc. Mr. Swan began his career in 1985 at General Electric, serving in numerous senior finance roles. Mr. Swan also serves on the board of directors of eBay and Flexport and on the board of commissioners of GoTo.

There were no arrangements or understandings pursuant to which Ms. Gil or Mr. Swan were elected as directors, and there are no related party transactions between the Company and Ms. Gil or Mr. Swan.

Ms. Gil and Mr. Swan will participate in the Company’s standard director compensation program, which is described in “Corporate Governance—Director Compensation for Fiscal 2022” in the Company’s proxy statement for its 2022 Annual Meeting of Shareholders (filed with the Securities and Exchange Commission on July 21, 2022) (the “Director Compensation Program”). Pursuant to the Director Compensation Program, on September 20, 2022, Ms. Gil and Mr. Swan were each granted a sign-on award of restricted shares of the Company’s Class B Common Stock valued at $200,000. These shares are subject to forfeiture in the event that Ms. Gil’s or Mr. Swan’s service as a director of the Company terminates prior to the first anniversary of the grant.

A copy of the press release issued by the Company on September 21, 2022 announcing the appointment of Ms. Gil and Mr. Swan is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
10.1	NIKE, Inc. Press Release dated September 21, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIKE, Inc. (Registrant)

Date:	September 20, 2022	By:	/s/ Matthew Friend
Matthew Friend
Executive Vice President and Chief Financial Officer